EXHIBIT NO. 11

                        ROTARY POWER INTERNATIONAL, INC.
                  COMPUTATION OF INCOME (LOSS) PER COMMON SHARE

                                                      Six Months Ended June 30,
                                                      -------------------------
                                                         1998          1997
                                                      ---------     -----------
BASIC

Shares outstanding, beginning of period               5,968,516       6,641,432

Weighted average number of shares issued,
  retired and issuable share equivalents                      0        (522,552)
                                                      ---------     -----------

Weighted average number of common and
  common equivalent shares outstanding                5,968,516       6,118,880
                                                      =========     ===========

Net Loss                                              $(803,025)    $(2,345,502)
                                                      =========     ===========

Net Loss per Common Share                                $(0.12)         $(0.38)
                                                      =========     ===========

DILUTED

Weighted average number of common and common
  equivalent shares outstanding as adjusted
  for full dilution                                   6,118,880       6,118,880

Net Loss                                              $(803,025)    $(2,345,502)
                                                      =========     ===========

Net Loss per Common Share                                $(0.12)         $(0.38)
                                                      =========     ===========

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


                                   SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ROTARY POWER INTERNATIONAL, INC.
                                                                    (Registrant)



                             /s/Kenneth Leighton Brody
                           Kenneth Leighton Brody
                           President and Principal Financial Officer
                           August  24, 1998



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